Exhibit 11          OMNICARE, INC. AND SUBSIDIARY COMPANIES
                    Computation of Earnings Per Common Share
                      (in thousands, except per share data)


                                                                          Three Months Ended                 Nine Months Ended
                                                                             September 30,                     September 30,
                                                                        ------------------------          ----------------------
                                                                          1996             1995              1996          1995
                                                                        -------          -------           -------        ------
Primary Earnings
   Net income                                                           $11,813          $ 6,935           $30,338        $17,082
   Aftertax expense related to preferred
     stock dividend payable to minority
     interest in subsidiary                                                   3                1                 8              7
   Minority interest in net income of
     subsidiary                                                               -              (18)              (33)           (28)
                                                                        -------          -------           -------        -------

   Net income as adjusted                                               $11,816          $ 6,918           $30,313        $17,061
                                                                        =======          =======           =======        =======

   Shares
   Weighted average number of common
      shares outstanding                                                 65,851           52,546            61,582         52,316
   Additional shares assuming conversion of:
      Stock options and stock warrants                                    2,105            1,694             2,148          1,394
                                                                        -------          -------           -------        -------
   Average common shares outstanding and
     equivalent as adjusted                                              67,956           54,240            63,730         53,710
                                                                        =======          =======           =======        =======

   Primary earnings per common share                                    $  0.17          $  0.13           $  0.48        $  0.32*
                                                                        =======          =======           =======        =======

Fully Diluted Earnings
   Net income                                                           $11,813          $ 6,935           $30,338        $17,082
   Aftertax expense related to preferred stock
      dividend payable to minority interest in
      subsidiary                                                              3                1                 8              7
   Minority interest in net income of
      subsidiary                                                              -              (18)              (33)           (28)
   Aftertax interest expense related to 5 3/4%
      convertible subordinated debentures                                   713              802             2,266          2,407
                                                                        -------          -------           -------        -------

   Net income as adjusted                                               $12,529          $ 7,720           $32,579        $19,468
                                                                        =======          =======           =======        =======

   Shares
   Weighted average number of common
      shares outstanding                                                 65,851           52,546            61,582         52,316
   Additional shares assuming conversion of:
      Stock options and stock warrants                                    2,105            1,694             2,148          1,394
      Convertible subordinated debentures                                10,347           11,420            10,693         11,364
                                                                        -------          -------           -------        -------
   Average common shares outstanding and
      equivalents as adjusted                                            78,303           65,660            74,423         65,074
                                                                        =======          =======           =======        =======

   Fully diluted earnings per common share                              $  0.16          $  0.12           $  0.44        $  0.30
                                                                        =======          =======           =======        =======

* This calculation is submitted in accordance with Regulation S-K Item 601(b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 if it results in dilution of less than 3% or is anti-dilutive.